Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

Board of Directors

Euronet Worldwide, Inc.

We consent to the use of our report dated February 7, 2003, with respect to the consolidated statements of operations and comprehensive loss, changes in stockholders' equity/(deficit), and cash flows of Euronet Worldwide, Inc. and subsidiaries for the year ended December 31, 2002, incorporated by reference in this registration statement on Form S-3 of Euronet Worldwide, Inc. and the reference to our firm under the heading "Experts" in the registration statement.



/s/ KPMG Audyt Sp. z o.o.

Warsaw, Poland
May 12, 2005